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                                                        Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 333-09987, 333-51245 and 333-78055) and
Form S-8 (File Nos. 33-76252, 33-81394, 33-81392, 333-06035, 333-36145,
333-36147, 333-36149, 333-66885, 333-66887 and 333-86211) of
HeavenlyDoor.com, Inc. (formerly Procept, Inc.) of our report dated March 29, 2000 relating to the financial statements, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data."





Boston, Massachusetts
March 29, 2000